EXHIBIT 23B



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Trailer Bridge, Inc. on Form S-8 of our report dated March 29, 2002, appearing in the Annual Report on Form 10-K of Trailer Bridge, Inc. for the year ended December 31, 2001.



/s/ Deloitte & Touche LLP

Jacksonville, Florida
May 15, 2002